SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                 April 13, 2000
                                 --------------
                        (Date of earliest event reported)


                        Capital One Financial Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                          1-13300                   54-1719854
-----------------------            ----------------          -------------------
(State of incorporation            (Commission File             (IRS Employer
   or organization)                     Number)              Identification No.)


2980 Fairview Park Drive
Suite 1300
Falls Church, Virginia                                                   22042
----------------------                                                ----------
(Address of principal executive offices)                              (Zip Code)


       Registrant's telephone number, including area code: (703) 205-1000

Item 5.  Other Events.
         ------------


         (a)      See attached press release.


         (b)      Cautionary Factors

          The attached press release contains forward-looking statements which involve a number of risks and uncertainties. The Company cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information as a result of various factors including, but not limited to, the following: continued intense competition from numerous providers of products and services which compete with the Company's businesses; with respect to financial and other products, changes in the Company's aggregate accounts or consumer loan balances and the growth rate thereof, including changes resulting from factors such as shifting product mix, amount of actual marketing expenses made by the Company and attrition of accounts and loan balances; an increase in credit losses (including increases due to a worsening of general economic conditions); the ability of the Company to continue to securitize its credit cards and consumer loans and to otherwise access the capital markets at attractive rates and terms to fund its operations and future growth; difficulties or delays in the development, production, testing and marketing of new products or services; losses associated with new products or services or expansion internationally; financial, legal, regulatory or other difficulties that may affect investment in, or the overall performance of, a product or business, including changes in existing laws to regulate further the credit card and consumer loan industry and the financial services industry, in general (including the flexibility of financial service companies to use and share data); the amount of, and rate of growth in, the Company's expenses (including salaries and associate benefits and marketing expenses) as the Company's business develops or changes or as it expands into new market areas; the availability of capital necessary to fund the Company's new businesses; the ability of the Company to build the operational and organizational infrastructure necessary to engage in new businesses or to expand internationally; the ability of the Company to recruit experienced personnel to assist in the management and operations of new products and services; and other factors listed from time to time in the Company's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 1999 (Part I, Item 1, Risk Factors).



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
         ------------------------------------------------------------------

        99.1.     Press Release of the Company dated April 13, 2000.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereto duly authorized.

                                      CAPITAL ONE FINANCIAL CORPORATION

         Dated: April 13, 2000        By: /s/ John G. Finneran, Jr.
                                          --------------------------------------
                                          John G. Finneran, Jr.
                                          Senior Vice President, General Counsel
                                          and Corporate Secretary

                                  EXHIBIT INDEX





         99.1     Press Release of the Company dated April 13, 2000.

                                  Exhibit 99.1

[LOGO OF CAPITAL ONE APPEARS HERE]                              NEWS RELEASE


FOR IMMEDIATE RELEASE:   Contact: Paul Paquin                   Tatiana Stead
--------------------              V.P., Investor Relations      Media Relations
April 13, 2000                    (703) 205-1039                (703) 289-6872


               Capital One Reports Record First Quarter Earnings,
                     Surpasses 25 Million Customer Milestone

Falls Church,  Va. (April 13, 2000) -- Capital One Financial  Corporation (NYSE:
COF) today announced record first quarter 2000 earnings of $106.7 million, or $0.51 per share, versus earnings of $82.4 million, or $0.39 per share, for the comparable period in the prior year. These record earnings per share are up $0.04 from the fourth quarter of 1999. All earnings per share amounts reflect the Company's three-for-one stock split distributed on June 1, 1999.

         "Our most valuable asset doesn't even appear on our balance sheet. Our 25 million customers comprise one of the largest customer franchises in the world," said Richard D. Fairbank, Capital One's Chairman and Chief Executive Officer. During the first quarter, Capital One added 1.6 million net new accounts, bringing total accounts to 25.3 million.

         The Company's managed net interest margin increased to a record 11.23 percent in the first quarter of 2000 versus 10.78 percent in the fourth quarter of 1999 and 10.55 percent in the comparable period of 1999. The increased margin, higher non-interest income, and stability in net charge-offs each contributed to the record risk adjusted margin of 16.57 percent, which compares to 16.24 percent for the fourth quarter of 1999 and 14.38 percent for the comparable period in the prior year.

         First quarter 2000 revenue, defined as managed net interest income and non-interest income, rose to $1.1 billion versus $1.0 billion in the fourth quarter of 1999 and $872 million for the comparable period in the prior year. For the quarter, Capital One's managed consumer loan balances increased by $62 million to $20.3 billion.

         Marketing expense for the first quarter of 2000 remained the same as the fourth quarter of 1999 at $202 million, and increased over the $176 million spent in the comparable period of the prior year. Other non-interest expenses (excluding marketing) for the first quarter of 2000 were $508 million versus $479 million for the fourth quarter of 1999 and $372 million in the comparable period of the prior year. Annualized operating expenses per account declined to $82.93 for the first quarter of 2000 from $85.98 for the fourth quarter of 1999 and $85.74 from the comparable period in the prior year.

         The managed net charge-off rate remained stable at 3.87 percent for the first quarter of 2000 compared to 3.86 percent for the fourth quarter of 1999. The managed delinquency rate (30+ days) also remained stable at 5.26 percent as of March 31, 2000, compared to 5.23 percent as of December 31, 1999. The allowance for loan losses increased by $30 million during the first quarter to $372 million or 3.94 percent of on-balance sheet receivables as of March 31, 2000, compared to 3.45 percent as of December 31, 1999. The capital to managed assets ratio was strong as of March 31, 2000, at 7.06 percent.

         "Capital One has built a flexible business model and a fast-paced, exciting, entrepreneurial culture that truly benefits consumers across the credit spectrum," said Nigel W. Morris, Capital One's President and Chief Operating Officer. "Our strong risk-adjusted margin reflects our ability to innovate profitable products while our charge-off rate continues to be the lowest among the major players in the industry."

         Capital One is one of the major financial services providers on the Internet, with on-line account decisioning, real-time account numbering, on-line retail deposits and a growing number of customers serviced on-line. "Combining the power of Capital One's customer base with a robust offering of financial services and other products on the Internet is one of our key strategic objectives," said Fairbank.

         Headquartered in Falls Church, Virginia, Capital One Financial Corporation (www.CapitalOne.com) is a holding company whose principal subsidiaries, Capital One Bank and Capital One, F.S.B., offer consumer lending products. Capital One's subsidiaries collectively had 25.3 million accounts and $20.3 billion in managed loans outstanding as of March 31, 2000. As one of the largest providers of MasterCard and Visa credit cards in the world, Capital One was recently named to the Fortune 500. Capital One trades on the New York Stock Exchange under the symbol "COF" and is included in the S&P 500 index.

                                       ###



Note: This release,  financial information and a live webcast of today's 11:00am
(EDT) analyst conference call is accessible on the Internet on Capital One's home page (http://www.CapitalOne.com). Click on "Investor Center" to view/download the earnings press release and other financial information.

                                               CAPITAL ONE FINANCIAL CORPORATION (COF)
                                                   FINANCIAL & STATISTICAL SUMMARY

                                                      2000           1999            1999            1999           1999
(in millions, except per share data and as noted)      Q1             Q4              Q3              Q2             Q1
---------------------------------------------------------------------------------------------------------------------------
Earnings (Managed Basis)
Net Interest Income                                $  618.9       $  574.8        $  558.9       $   527.1       $  513.9
Non-Interest Income                                   489.3          473.6           438.6           398.5          357.6
                                                   ------------------------------------------------------------------------
Total Revenue                                       1,108.2        1,048.4           997.5           925.6          871.6
Provision for Loan Losses                             226.1          218.0           214.3           178.3          190.5
Marketing Expenses                                    201.9          202.4           175.2           178.2          176.1
Operating Expenses                                    508.0          478.8           454.3           427.9          372.2
                                                   ------------------------------------------------------------------------
Income Before Taxes                                   172.1          149.2           153.8           141.1          132.9
Tax Rate                                               38.0 %         34.4 %          38.0 %          38.0 %         38.0 %
Net Income                                         $  106.7       $   97.9        $   95.4       $    87.5       $   82.4
---------------------------------------------------------------------------------------------------------------------------
Common Share Statistics (1)
Basic EPS                                          $   0.54       $   0.50        $   0.48       $    0.44       $   0.42
Diluted EPS                                        $   0.51       $   0.47        $   0.45       $    0.41       $   0.39
Dividends Per Share                                $   0.03       $   0.03        $   0.03       $    0.03       $   0.03
Book Value Per Share (period end)                  $   7.93       $   7.69        $   7.29       $    7.11       $   6.69
Stock Price Per Share (period end)                 $  47.94       $  48.19        $  39.00       $   55.69       $  50.33
Total Market Capitalization (period end)           $9,376.5       $9,495.2        $7,686.9       $10,991.3       $9,929.1
Shares Outstanding (period end)                       195.6          197.0           197.1           197.4          197.3
Shares Used to Compute Basic EPS                      196.6          197.3           197.4           197.6          197.2
Shares Used to Compute Diluted EPS                    208.7          210.3           210.1           211.5          210.0
---------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period avg.)
Average Loans                                      $ 20,181       $ 18,974        $ 18,162       $  17,598       $ 17,436
Average Earning Assets                             $ 22,038       $ 21,323        $ 20,060       $  19,428       $ 19,482
Average Assets                                     $ 23,497       $ 22,714        $ 21,563       $  20,714       $ 20,722
Average Equity                                     $  1,567       $  1,493        $  1,461       $   1,374       $  1,302
Net Interest Margin                                   11.23 %        10.78 %         11.14 %         10.85 %        10.55 %
Risk Adjusted Margin (2)                              16.57 %        16.24 %         16.38 %         15.68 %        14.38 %
Return on Average Assets (ROA)                         1.82 %         1.72 %          1.77 %          1.69 %         1.59 %
Return on Average Equity (ROE)                        27.24 %        26.22 %         26.12 %         25.47 %        25.32 %
Net Charge-Off Rate                                    3.87 %         3.86 %          3.88 %          3.73 %         3.93 %
Net Charge-Offs                                    $  195.3       $  182.9        $  176.0       $   164.0       $  171.1
---------------------------------------------------------------------------------------------------------------------------
Managed Loan Statistics (period end)
Reported Loans                                     $  9,449       $  9,914        $  8,286       $   7,427       $  7,246
Securitized Loans                                    10,850         10,323          10,231          10,433         10,198
                                                   ------------------------------------------------------------------------
Total Loans                                        $ 20,299       $ 20,237        $ 18,517       $  17,860       $ 17,444
Delinquency Rate (30+ days)                            5.26 %         5.23 %          5.06 %          4.72 %         4.56 %
Number of Accounts (000's)                           25,302         23,705          20,845          19,213         18,022
Total Assets                                       $ 23,361       $ 23,638        $ 21,577       $  20,985       $ 20,318
Capital, Including Preferred Interests             $1,649.3       $1,613.7        $1,535.3       $ 1,501.0       $1,417.2
Capital to Managed Assets Ratio                        7.06 %         6.83 %          7.12 %          7.15 %         6.98 %
---------------------------------------------------------------------------------------------------------------------------

(1)  All periods have been restated to reflect the Company's three-for-one stock split effective June 1,1999.
(2)  Risk adjusted margin is total revenue less net charge-offs as a percentage of average earning assets.


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Balance Sheets
(in thousands)(unaudited)

                                                                March 31       December 31       March 31
                                                                  2000            1999             1999
                                                              ------------    ------------     ------------
Assets:
Cash and due from banks                                       $    84,084     $   134,065      $    13,276
Federal funds sold and resale agreements                           18,000
Interest-bearing deposits at other banks                           96,491         112,432           34,041
                                                              ------------    ------------     ------------
    Cash and cash equivalents                                     198,575         246,497           47,317
Securities available for sale                                   1,519,027       1,856,421        1,770,398
Consumer loans                                                  9,449,498       9,913,549        7,245,847
    Less:  Allowance for loan losses                             (372,000)       (342,000)        (251,000)
                                                              ------------    ------------     ------------
Net loans                                                       9,077,498       9,571,549        6,994,847
Premises and equipment, net                                       501,238         470,732          283,159
Interest receivable                                                81,967          64,637           66,184
Accounts receivable from securitizations                          666,972         661,922          637,563
Other                                                             479,781         464,685          352,159
                                                              ------------    ------------     ------------
    Total assets                                              $12,525,058     $13,336,443      $10,151,627
                                                              ============    ============     ============

Liabilities:
Interest-bearing deposits                                     $ 4,096,241     $ 3,783,809      $ 2,204,162
Other borrowings                                                1,955,978       2,780,466        1,269,424
Senior notes                                                    3,818,936       4,180,548        4,610,049
Interest payable                                                   88,438         116,405           87,501
Other                                                           1,014,384         959,608          661,279
                                                              ------------    ------------     ------------
    Total liabilities                                          10,973,977      11,820,836        8,832,415

Stockholders' Equity:
Common stock(1)                                                     1,997           1,997            1,997
Paid-in capital, net(1)                                           598,012         613,590          605,598
Retained earnings and cumulative other comprehensive income     1,092,021         991,034          779,625
    Less:  Treasury stock, at cost                               (140,949)        (91,014)         (68,008)
                                                              ------------    ------------     ------------
    Total stockholders' equity                                  1,551,081       1,515,607        1,319,212
                                                              ------------    ------------     ------------
    Total liabilities and stockholders' equity                $12,525,058     $13,336,443      $10,151,627
                                                              ============    ============     ============

(1)  All periods have been restated to reflect the Company's three-for-one stock split effective June 1, 1999.


CAPITAL ONE FINANCIAL CORPORATION
Consolidated Statements of Income
(in thousands, except per share data)(unaudited)

                                                                   Three Months Ended
                                                        March 31       December 31      March 31
                                                          2000            1999            1999
                                                       -----------     -----------     -----------
Interest Income:
Consumer loans, including fees                         $   488,937     $   417,384     $   325,067
Securities available for sale                               24,734          31,437          26,222
Other                                                        1,776           1,783           1,782
                                                       -----------     -----------     -----------
    Total interest income                                  515,447         450,604         353,071

Interest Expense:
Deposits                                                    52,120          49,409          23,942
Other borrowings                                            41,454          32,820          25,552
Senior and deposit notes                                    68,376          72,569          72,495
                                                       -----------     -----------     -----------
    Total interest expense                                 161,950         154,798         121,989
                                                       -----------     -----------     -----------
Net interest income                                        353,497         295,806         231,082
Provision for loan losses                                  126,525         120,000          74,586
                                                       -----------     -----------     -----------
Net interest income after provision for loan losses        226,972         175,806         156,496

Non-Interest Income:
Servicing and securitizations                              270,758         310,321         271,954
Service charges and other fees                             341,232         297,717         222,453
Interchange                                                 43,070          46,585          30,219
                                                       -----------     -----------     -----------
    Total non-interest income                              655,060         654,623         524,626

Non-Interest Expense:
Salaries and associate benefits                            234,836         207,457         179,194
Marketing                                                  201,938         202,405         176,088
Communications and data processing                          70,822          75,592          58,072
Supplies and equipment                                      52,274          54,580          36,704
Occupancy                                                   25,292          22,863          13,914
Other                                                      124,758         118,288          84,281
                                                       -----------     -----------     -----------
    Total non-interest expense                             709,920         681,185         548,253
                                                       -----------     -----------     -----------
Income before income taxes                                 172,112         149,244         132,869
Income taxes                                                65,403          51,372          50,490
                                                       -----------     -----------     -----------
Net income                                             $   106,709     $    97,872     $    82,379
                                                       ===========     ===========     ===========

Basic earnings per share(1)                            $      0.54     $      0.50     $      0.42
                                                       ===========     ===========     ===========
Diluted earnings per share(1)                          $      0.51     $      0.47     $      0.39
                                                       ===========     ===========     ===========
Dividends paid per share(1)                            $      0.03     $      0.03     $      0.03
                                                       ===========     ===========     ===========


(1)  All periods have been restated to reflect the Company's three-for-one stock split effective June 1, 1999.

CAPITAL ONE FINANCIAL CORPORATION
Statements of Average Balances, Income and Expense, Yields and Rates (dollars in thousands)(unaudited)

Managed (1)                              Quarter Ended 3/31/00           Quarter Ended 12/31/99           Quarter Ended 3/31/99
                                    ------------------------------   ------------------------------   ------------------------------
                                      Average    Income/    Yield/     Average    Income/    Yield/     Average    Income/    Yield/
                                      Balance    Expense     Rate      Balance    Expense     Rate      Balance    Expense     Rate
                                    -----------  --------  -------   -----------  --------  -------   -----------  --------  -------
Earning assets:
   Consumer loans                   $20,181,373  $911,418  18.06 %   $18,974,409  $848,176  17.88 %   $17,435,530  $745,643  17.11 %
   Securities available for sale      1,681,537    24,734   5.88       2,175,963    31,437   5.78       1,876,636    26,222   5.59
   Other                                174,658     1,776   4.07         172,370     2,557   5.93         170,048     1,782   4.19
                                    ------------------------------   ------------------------------   ------------------------------
Total earning assets                $22,037,568  $937,928  17.02 %   $21,322,742  $882,170  16.55 %   $19,482,214  $773,647  15.88 %
                                    =====================            =====================            ============ ========

Interest-bearing liabilities:
   Deposits                         $ 3,894,250  $ 52,120   5.35 %   $ 3,648,919  $ 49,409   5.42 %   $ 2,101,086  $ 23,942   4.56 %
   Other borrowings                   2,504,724    41,454   6.62       2,037,805    32,820   6.44       1,777,980    25,552   5.75
   Senior and deposit notes           4,019,484    68,376   6.80       4,258,661    72,569   6.82       4,189,839    72,495   6.92
   Securitization liability          10,458,226   157,124   6.01      10,329,929   152,572   5.91      10,570,532   137,720   5.21
                                    ------------------------------   ------------------------------   ------------------------------
Total interest-bearing liabilities  $20,876,684  $319,074   6.11 %   $20,275,314  $307,370   6.06 %   $18,639,437  $259,709   5.57 %
                                    =====================            =====================            =====================
                                                           -------                          -------                          -------
Net interest spread                                        10.91 %                          10.49 %                          10.31 %
                                                           =======                          =======                          =======

Interest income to average earning assets                  17.02 %                          16.55 %                          15.88 %
Interest expense to average earning assets                  5.79                             5.77                             5.33
                                                           -------                          -------                          -------
Net interest margin                                        11.23 %                          10.78 %                          10.55 %
                                                           =======                          =======                          =======


(1)  The information in this table reflects the adjustment to add back the effect of securitized loans.
